UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2018

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets
On August 9, 2018, Continental General Insurance Company (“CGIC”), an indirect subsidiary of HC2 Holdings, Inc. (the “Company”), consummated the previously announced transactions contemplated by a Stock Purchase Agreement (the “SPA”) with Humana, Inc., a public company incorporated in Delaware (“Humana”). Pursuant to the SPA, CGIC acquired all of the outstanding shares of KMG America Corporation (“KMG”), the parent company of Kanawha Insurance Company (“KIC”), Humana’s long-term care insurance subsidiary (the “Acquisition”).
As consideration for the Acquisition, (a) CGI paid $10,000 to Humana for all outstanding KMG shares, and (b) Humana made a capital contribution of approximately $195 million to KIC prior to the closing of the Acquisition, subject to adjustment based on certain operating results from June 30, 2017 through the closing date of the SPA.
As a condition to the approval of the Acquisition by the South Carolina Department of Insurance, CGIC agreed to redomesticate KIC from South Carolina to Texas and simultaneously merge KIC with and into CGIC, with CGIC surviving (the “Merger”), and to maintain a risk-based capital ratio of no less than 450 percent for two years following the closing. Similarly, CGIC agreed with the Texas Commissioner of Insurance that it will maintain a total adjusted capital to authorized control risk-based capital level of no less than 450 percent for two years from the date of the Merger and of no less than 400 percent for the subsequent three years.
The foregoing information is a summary of the transactions described above and, as such, is not complete, and is qualified in its entirety by reference to the full text of the SPA, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on November 6, 2017.
Item 7.01    Regulation FD Disclosure
On August 9, 2018, the Company issued a press release entitled “HC2 Portfolio Company Continental General Insurance Completes Acquisition of $2.4 Billion Long-Term Care Insurance Business From Humana Inc.” A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits

(a)    Financial Statement of Business Acquired

The Company intends to file the historical financial statements of Humana for the periods specified in Rule 3-05(b) of Regulation S-X in an amendment to this report under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.
(b)    Pro Forma Financial Information

The Company intends to furnish pro forma financial information relating to the Acquisition required pursuant to Article 11 of Regulation S-X in an amendment to this report under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.
(d)    Exhibits

Exhibit No.
99.1	Press Release dated August 9, 2018, titled "HC2 Portfolio Company Continental General Insurance Completes Acquisition of $2.4 Billion Long-Term Care Insurance Business From Humana Inc."

Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.

August 9, 2018	By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer